UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

GLOBAL WHOLEHEALTH PARTNERS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-56035	46-2316220
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402 N. El Camino Real San Clemente, CA	92672
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (714) 392-9752

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2022, the Company accepted the resignation of Charles Strongo as Chairman of Board of Directors, Chief Executive Officer, Treasurer and Secretary effective July 12, 2022. Mr. Strongo communicated to the Company that his decision to resign his position with the Company was personal and not caused by a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Strongo has been a valuable contributor to the Company and will remain as a consultant.

On July 27, 2022, to fill the vacancies created by Mr. Strongo’s resignations the Company appointed Mr. F. Rene Alvarez, Jr. as the Company’s Chief Executive Officer, Secretary, and Treasurer while continuing to serve as President and member of the Board of Directors. The Company also appointed Mr. Edgar B. Gonzalez as Executive Vice President and as a member of the Board of Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WHOLEHEALTH PARTNERS CORPORATION (Registrant)

Date: August 15, 2022	By:	/s/ F. Rene Alvarez, Jr.
F. Rene Alvarez, Jr.
President

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